                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statements on

          Form          Registration Statement Numbers
          ----          ------------------------------

          S-3           333-72283 (333-72283-01); 333-71594 (333-71594-01)


          S-8           333-73047; 333-68871; 333-58753; 333-57893; 333-56823;
                        333-08025; 333-87315; 333-82489; 333-45680; 333-56798



of BankAtlantic Bancorp, Inc. of our report, dated February 7, 2002, on the financial statements of Community Bankshares, Inc. for the years ended December 31, 2001 and 2000, and each of the three years in the period ended December 31, 2001, which report is contained in the Annual Report on Form 10-K of Community Savings Bankshares, Inc. for the year ended December 31, 2001.




                                       Crowe, Chizek and Company LLP

Ft. Lauderdale, Florida
May 28, 2002